UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 18, 2008, the Board of Directors (the “Board”) of Triad Guaranty Inc. (the “Company”) approved transitioning the business of its primary insurance operating subsidiary, Triad Guaranty Insurance Corporation (“Triad”), into run-off (the “Run-Off”). As part of the Run-Off, Triad implemented a reduction in workforce by terminating approximately 100 employees based primarily in the sales, marketing, technology and underwriting functions. The remaining workforce of approximately 150 employees is expected to remain primarily to facilitate payment of legitimate claims and service the remaining insurance portfolio during the Run-Off period. The Company currently expects that the Run-Off period will continue for approximately seven to twelve years.

As a result of the Board’s decision to transition Triad into Run-Off, the Company currently estimates that it will incur non-recurring pre-tax charges of approximately $8.3 million. These charges include approximately $7.1million in severance and related personnel costs, approximately $1.0 million related primarily to the abandonment of a portion of Triad’smain office lease that is expected to continue through 2012, and approximately $0.2 million related to the termination of certain other leases, including those related to underwriting offices, equipment and automobiles. Included in the severance and related personnel costs are approximately $0.8 million of non-cash charges representing the vesting of equity awards that vest upon employee termination. The Company estimates that the total future cash expenditures related to the Run-Off will be approximately $7.5 million, of which $5.3 million is expected to be paid in calendar 2008.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

As part of the reduction in workforce associated with the transition to Run-Off, on June 19, 2008, the Company notified Mr. Bruce Van Fleet, the Company’s Executive Vice President, Sales and Marketing, that it expects to terminate his employment with the Company. Termination of Mr. Van Fleet’s employment would be effective on July 15, 2008 (the “Termination Date”). Mr. Van Fleet currently is a participant in the Company’s 2008 Executive Severance Program and the Company’s 2008 Executive Retention Program, which were adopted by the Compensation Committee of the Board in February 2008. Under the terms of the 2008 Executive Severance Program, Mr. Van Fleet is entitled to receive a monthly cash severance payment equal to 1/12 of the aggregate of his 2008 base salary and his 2008 targeted cash bonus for a period of 13 months following the Termination Date, which amounts to an aggregate payment of $465,833. Pursuant to the 2008 Executive Severance Program, Mr. Van Fleet also is entitled to subsidized COBRA benefits for 13 months following the Termination Date and access to outplacement services for 12 months following the Termination Date. Under the terms of the 2008 Executive Retention Program, Mr. Van Fleet is entitled to receive $180,000in the first Company pay period following the Termination Date. In addition, 27,000 shares of restricted stock that were granted to Mr. Van Fleet in February 2008 will fully vest, and a grant of options to purchase 30,000 shares of the Company’s common stock made to Mr. Van Fleet when he joined the Company in 2007 will fully vest and become fully exercisable, on the Termination Date. The Company expects to record an expense of $345,275 representing the unamortized amount of the original grants of restricted stock and options made to Mr. Van Fleet as of July 15, 2008. In consideration of the payments and benefits outlined, Mr. Van Fleet is expected to sign a general release of all claims against the Company and its subsidiaries, including but not limited to Triad.

Further, as part of the reduction in workforce associated with the transition to Run-Off, on June 19, 2008, the Company also notified Mr. Gregory J. McKenzie, President and Chief Executive Officer of Triad Guaranty Insurance Corporation Canada and one of the Company’s named executive officers, that it expects to terminate his employment with the Company on June 30, 2008. In accordance with the original terms of his employment, as detailed in a letter agreement dated January 5, 2007 between the Companyand Mr. McKenzie (the “Letter Agreement”), upon termination of his employment Mr. McKenzie is entitled to a cash severance payment in an amount equal to two times his base salary and targeted cash incentive, or $781,400, that is expected to be paid in a lump sum on July 15, 2008. Additionally, 35,800 shares of restricted stock that were granted to Mr. McKenzie in February 2008 as part of his guaranteed bonus per the Letter Agreement will fully vest, and a grant of options to purchase 16,000 shares of the Company’s common stock made pursuant to the Letter Agreement will fully vest and become fully exercisable, on June 30, 2008. The Company expects to record an expense of $266,775 representing the unamortized amount of the original grants of restricted stock and options made to Mr. McKenzie as of June 30, 2008. In consideration of the payments and benefits outlined above, Mr. McKenzie is expected to sign a general release of all claims against the Company and its subsidiaries, including but not limited to Triad.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond the Company’s control and they have been made based upon the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. Actual developments and their results could differ materially from those expected or estimated by the Company, depending on the outcome of a number of factors, including the Company’s ability to enhance its capital resources, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory, rating agency and other similar developments, changes in interest rates, the housing market, the mortgage industry and the stock market, stronger than anticipated competitive activity, as well as the factors described under “Risk Factors” and under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in future filings by the Company in other reports and statements that it files with the Securities and Exchange Commission. Forward-looking statements are based upon the Company’s current expectations and beliefs concerning future events and the Company undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
June 24, 2008	Kenneth S. Dwyer
Vice President and Chief Accounting Officer